                                                                   Exhibit 99.05

                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT ("Agreement") is made and effective as of July 3, 1996, by and between TYLAN GENERAL, INC., a Delaware corporation (the "Parent"), SPAN INSTRUMENTS, INC., a Texas corporation and a wholly-owned subsidiary of Parent (the "Company"), and GEORGE A. YURCH, JR. (the "Employee").

          WHEREAS, the Company desires to assure itself of the continued services of Employee, and Employee desires to be employed by the Company, under the terms and conditions herein; and

          WHEREAS, the Company, the Parent and Employee desire to define their respective rights and obligations as provided herein.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

         1.        EMPLOYMENT; TERM

                  (a) EMPLOYMENT. The Company hereby agrees to continue to employ, and the Parent hereby agrees to cause the Company to continue to employ, the Employee to serve in the capacity of President of the Company, and Employee hereby accepts such continued employment by the Company upon the terms and conditions set forth herein.

                  (b) TERM. The effective date of this Agreement shall be July 3, 1996 (the "Effective Date") and shall remain in effect until the earlier of
(i) eighteen (18) months from the effective date or (ii) the date when Employee's employment is terminated pursuant to Section 3 of this Agreement.

                  (c) DUTIES. During the term of this Agreement, Employee will, to the best of his ability, devote substantially all of his business time and attention to the performance of his duties hereunder, including such responsibilities as shall be established by custom, by the Bylaws of the Company and, from time to time, by the Board of Directors and/or senior management of the Company or the Parent.

                  (d) COMPETITIVE ACTIVITY. Employee, during the term of his employment hereunder, will not accept any other employment of any nature and will not engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.


                                       1.

         2.        SALARY AND BENEFITS

                  (a) SALARY. The Company shall pay to Employee for the services to be rendered hereunder a salary at an annual rate of $198,000, payable in installments in accordance with Company policy, subject to increase in accordance with the policies of the Company or the Parent, as determined by its Board of Directors, in force from time to time (the "Salary").

                  (b) BENEFITS. Employee shall be eligible to participate in the Company's employee benefit plans and incentive compensation programs for employees, including the stock option plan of the Parent, subject in each case to the generally applicable terms and conditions of the plan or program in question.

         3.        TERMINATION

                  (a) GENERAL. Employee's employment under this Agreement may be terminated by the Company, the Parent or Employee as herein provided, without further obligation or liability except as expressly provided herein. The Company shall not provide or pay for any employee benefits or bonuses following the termination of Employee's employment pursuant to Section 3(b), 3(c) or 3(d) hereof, and the vesting of any stock options granted to Employee during the term of his employment with the Company shall cease on the date of such termination of employment.

                  (b) RESIGNATION. Employee's employment hereunder may be terminated at any time, upon 30 days prior notice, by Employee's resignation. If Employee resigns, he shall be entitled to receive payments pursuant to Section 4(a) hereof, subject to his full compliance with said Section 4(a).

                  (c) DEATH OR DISABILITY. Employee's employment shall terminate upon the date of Employee's death or disability. For purposes of this Agreement, disability shall be deemed to have occurred only after the following procedure has been satisfied. If within 45 days after notice of proposed termination for disability is given to Employee by the Company or the Parent, Employee has not returned to the performance of substantially all his duties, the Company or the Parent may terminate Employee's employment by giving notice of termination for disability. The notice of proposed termination may only be given by the Company or the Parent following Employee's substantial and material absence from Employee's duties by reason of physical or mental disability for a period of 120 calendar days.

                  (d) TERMINATION FOR CAUSE. Employee's employment hereunder may be terminated by the Company or the Parent for cause; provided, however, that Employee shall be given notice of the findings of conduct by Employee amounting to cause for such termination. Cause for termination under this Agreement shall be limited to


                                       2.

(i) Employee's personal dishonesty or gross misconduct; (ii) a material breach of any provision of this Agreement; (iii) Employee's refusal or failure to act in accordance with any lawful, reasonable direction or order of the Board of Directors or senior management of the Company or the Parent and such refusal or failure results or is reasonably likely to result in a materially adverse effect on the Company's or the Parent's business; or (iv) the continued failure by Employee to perform Employee's duties with the Company or its subsidiaries or affiliates, including the Parent (other than any failure resulting from disability) in a manner consistent with Employee's position after a written demand identifies the manner in which Employee's supervisor believes that Employee has not substantially performed his duties. Termination of Employee's employment under this Agreement for cause as set forth in clause (i) of the preceding sentence shall be deemed to be effective upon delivery of notice thereof in accordance with the provisions of Section 5(i) of this Agreement. Employee shall have 30 days from the date notice is given for cause as set forth in clause (ii), (iii) or (iv) of the second sentence of this Section 3(d) to cure such conduct.

                  (e) TERMINATION WITHOUT CAUSE. The Company and the Parent shall have the right, exercisable at any time during the term of this Agreement upon written notice to Employee, to terminate Employee's employment without cause upon 30 days prior notice. If Employee is terminated without cause, he shall be entitled to receive severance benefits pursuant to Section 4(d) hereof, subject to his full compliance with said Section 4(d).

                  (f) TERMINATION OBLIGATIONS. Employee hereby acknowledges and agrees that all personal property of the Company or the Parent, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, proprietary information, copies of any of the foregoing, and equipment furnished to or prepared by Employee in the course of or incident to his employment, belong to the Company or the Parent, as the case may be, and shall be promptly returned to the Company or the Parent, as the case may be, upon termination of his employment for any reason. Employee shall retain the rights to remove all of his personal property from the premises of the Company and any personal property of the Company or the Parent as may be mutually agreed upon between the Company or the Parent and Employee.

         4.        PAYMENTS TO EMPLOYEE UPON TERMINATION.

                  (a) RESIGNATION. In the event of Employee's resignation, the Company shall continue to pay Employee Employee's Salary for a period of six (6) months commencing on the date of Employee's resignation. Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs. The Company's obligation to make each such monthly payment is


                                       3.

conditioned on Employee's performance of four (4) hours of consulting services per month for the Company; provided, however, that the Company's obligation to make such monthly payments pursuant to this Section 4(a) shall cease if Employee engages, at any time during the six (6) months following his resignation, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by or is under common control with the Company.

                  (b) DEATH OR DISABILITY. In the event of Employee's death or disability, all benefits generally available to the Company's employees as of the date of such an event as determined by the Board of Directors of the Company shall be payable to Employee or Employee's estate, without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment.

                  (c) TERMINATION FOR CAUSE. In the event Employee is terminated by the Company or the Parent for cause as provided in Section 3(d) hereof, Employee shall be entitled to receive the following:

                           (1) TERMINATION PAYMENT. The Company shall continue
to pay to the Employee his salary for six (6) months following the date of Employee's actual termination of employment (the "Termination Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                  (d) TERMINATION WITHOUT CAUSE. In the event Employee is terminated by the Company or the Parent without cause as provided in Section 3(e) hereof, Employee shall be entitled to receive the following:

                           (1) SEVERANCE PAYMENT. The Company shall continue to
pay to the Employee his salary (i) until the date that is twelve (12) months from the effective date of this Agreement (the "Initial Period") and (ii) for six (6) months following the later of (x) the date of Employee's actual termination of employment and (y) termination of the Initial Period (the "Severance Payment"). Such salary shall be determined with reference to the salary in effect for the month in which the date of employment termination occurs.

                  (e) PAYMENT IN LIEU OF CONTRACT DAMAGES. The Termination Payment and the Severance Payment shall be in lieu of any further payments to the Employee and any further accrual of benefits with respect to periods subsequent to the date of the employment termination and shall constitute a full satisfaction and discharge of any claims by Employee related to the Agreement or the circumstances surrounding the termination of employment hereunder. Notwithstanding the preceding sentence, neither the Termination Payment, the Severance Payment nor any other payments under this


                                       4.

Section 4(e) shall reduce or offset any benefits the Employee may be entitled to under the specific terms of the benefit plans of the Company.

         5.        GENERAL PROVISIONS

                  (a) ENTIRE AGREEMENT. The terms and provisions of this Agreement, together with the terms and provisions of the Noncompetition Agreement dated the date hereof between Employee and the Parent, shall constitute the entire understanding between Employee, the Company and the Parent with respect to the subject matter hereof, and shall supersede any and all prior agreements or understandings between Employee, the Company and the Parent, whether written or oral.

                  (b) AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by Employee, the Company and the Parent.

                  (c) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  (d) SEVERABILITY. In the event that any terms or provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining terms and provisions hereof.

                  (e) ASSUMPTION. The Company and the Parent shall require any successor-in-interest (whether direct or indirect or as a result of purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or the Parent to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company or the Parent would be required to perform it if no such succession had taken place.

                  (f) ASSIGNABILITY. The rights or obligations contained in this Agreement shall not be assigned, transferred or divided in any manner by Employee, the Company or the Parent, without the prior written consent of the other; provided, however, that nothing in this Section 5(f) shall preclude Employee from designating a beneficiary to receive any benefits hereunder upon his death, or the executors, administrators or other legal representatives of Employee or his estate from assigning any rights hereunder to the person(s) entitled thereto. Notwithstanding the foregoing, this Agreement shall be assignable by the Company without Employee's consent and be binding on (i) the Parent or any other affiliate of the Company, and (ii) any entity which by purchase of assets, merger or otherwise, becomes a successor to the business of the Company or the Parent.


                                       5.

                  (g) WAIVER OF BREACH. Any waiver of any breach of employment terms set forth herein shall not be construed to be a continuing waiver or consent to any subsequent breach on the part of Employee, the Parent or the Company.

                  (h) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation and performance of any of the provisions of this Agreement.

                  (i) NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

                  To:          Tylan General, Inc.
                               15330 Avenue of Science
                               San Diego, California  92128
                               Attn:  Chief Executive Officer

                  To:          Span Instruments, Inc.
                               2201 Avenue K
                               Plano, Texas  75074
                               Attn:  President

                  To:          George A. Yurch, Jr.
                               -----------------------------
                               -----------------------------


                                       6.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

TYLAN GENERAL, INC.                                SPAN INSTRUMENTS, INC.

By:/s/ David J. Ferran                          By:/s/ Donald E. Whitson
   ------------------------------------            -----------------------------
   Its:Chairman of the Board, President            Its:  Chief Executive Officer
       and Chief Executive Officer


EMPLOYEE

/s/ George A. Yurch, Jr.
--------------------------------
    George A. Yurch, Jr.



                                       7.